As filed with the Securities and Exchange Commission on July 25, 2007.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

VAALCO Energy, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	76-0274813
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4600 Post Oak Place, Suite 309, Houston, Texas	77027
(Address of Principal Executive Offices)	(Zip Code)

VAALCO Energy, Inc. 2007 Stock Incentive Plan

(Full Title of Plan)

W. Russell Scheirman, II

4600 Post Oak Place, Suite 309

Houston, Texas 77027

(Name and Address of Agent for Service)

(713) 623-0801

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

George G. Young III

Haynes and Boone, LLP

1221 McKinney St., Suite 2100

Houston, Texas 77010

(713) 547-2081

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.10 per share (1)	3,000,000	$5.30	$15,900,000	$488.13

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of common stock that may become issuable as a result of stock splits, stock dividends or similar transactions pursuant to anti-dilution and adjustment provisions of the VAALCO Energy, Inc. 2007 Stock Incentive Plan described herein.

(2)	Computed pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, based on the average of the high and low sale prices, as reported on the New York Stock Exchange on July 20, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION.*

ITEM 2.	REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*The documents containing the information specified in Part I of this Form S-8 will be sent or given to participants in the VAALCO Energy, Inc. 2007 Stock Incentive Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8 and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by us with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, are incorporated herein by reference:

(a)	Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

(b)	Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

(c)	Current Report on Form 8-K filed on January 18, 2007; March 5, 2007; May 9, 2007; and May 10, 2007 (to the extent these items were “filed” with the SEC and not “furnished”).

(d)	The description of our common stock contained in our Registration Statement on Form 10 (Registration No. 0-20928), as amended by Form 8 filed by us filed with the Commission on January 25, 1993, including any future amendment or report filed for the purpose of updating such description.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

ITEM 4.	DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.	INTERESTS OF NAMED PERSONS AND COUNSEL.

Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the General Corporation Law of the State of Delaware, pursuant to which we are incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Nine of our Certificate of Incorporation, as amended, and Article VII of our Bylaws, as amended, provide, in general, that we may indemnify our directors, officers, employees and agents (or persons serving at our request as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.	EXHIBITS.

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from exhibit 4.1 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference from exhibit 4.2 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.3	Bylaws of the Company (incorporated by reference from exhibit 4.3 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.4	Amendment to Bylaws of the Company (incorporated by reference from exhibit 4.4 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.5	Specimen Stock Certificate of the Company’s Common Stock (incorporated by reference from exhibit 4.5 of the Company’s Registration Statement on Form S-8, filed on August 17, 2001).

5.1	Opinion of Haynes and Boone, LLP. *

23.1	Consent of Netherland Sewell (incorporated by reference to Exhibit 23.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 7, 2007).

23.2	Consent of Deloitte & Touche LLP.*

23.3	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1).

24	Power of attorney (included on the signature pages hereto).

99.1	2007 Stock Incentive Plan*.

*	Filed herewith

ITEM 9.	UNDERTAKINGS.

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefits plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Houston, State of Texas, on July 25, 2007.

VAALCO ENERGY, INC.

By:	/s/ Robert L. Gerry, III
Robert L. Gerry, III
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints Robert L. Gerry, III and W. Russell Scheirman, II, and each of them, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this Registration Statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all acts and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 25, 2007.

Signature	Title

/s/ Robert L. Gerry, III Robert L. Gerry, III	Chairman of the Board and Chief Executive Officer (principal executive officer)

/s/ W. Russell Scheirman, II W. Russell Scheirman, II	President, Chief Financial Officer and Director (principal accounting and financial officer)

/s/ Robert H. Allen Robert H. Allen	Director

/s/ Luigi Caflisch Luigi Caflisch	Director

/s/ O. Donaldson Chapoton O. Donaldson Chapoton	Director

/s/ William S. Farish William S. Farish	Director

/s/ Arne R. Nielsen Arne R. Nielsen	Director

EXHIBIT INDEX

Exhibit Number	Description
4.1	Restated Certificate of Incorporation of the Company (incorporated by reference from exhibit 4.1 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.2	Certificate of Amendment to Restated Certificate of Incorporation of the Company (incorporated by reference from exhibit 4.2 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.3	Bylaws of the Company (incorporated by reference from exhibit 4.3 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.4	Amendment to Bylaws of the Company (incorporated by reference from exhibit 4.4 of the Company’s Registration Statement on Form S-3, filed on July 15, 1998).

4.5	Specimen Stock Certificate of the Company’s Common Stock (incorporated by reference from exhibit 4.5 of the Company’s Registration Statement on Form S-8, filed on August 17, 2001).

5.1	Opinion of Haynes and Boone, LLP. *

23.1	Consent of Netherland Sewell (incorporated by reference to Exhibit 23.2 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, filed on March 7, 2007).

23.2	Consent of Deloitte & Touche LLP.*

23.3	Consent of Haynes and Boone, LLP (included as part of Exhibit 5.1).

24	Power of attorney (included on the signature pages hereto).

99.1	2007 Stock Incentive Plan*.

*	Filed herewith